UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

Commission File No. 000-30911

THE PBSJ CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	59-1494168
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2001 N.W. 107th AVENUE

MIAMI, FLORIDA 33172-2507

(Address of principal executive offices)

(305) 592-7275

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

The PBSJ Corporation (“PBSJ”) has appointed Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm, subject to satisfactory completion of their client acceptance procedures. Via letter dated July 21, 2004 PBSJ notified PricewaterhouseCoopers LLP (“PWC”) that PWC would be dismissed as its independent registered public accounting firm upon completion of PBSJ’s Form 10-Q for the quarter ended June 30, 2004. PBSJ understands that PWC received such letter on July 26, 2004. The decision to appoint Deloitte and replace PWC as PBSJ’s independent registered public accounting firm was approved by PBSJ’s audit committee.

The reports of PWC on the financial statements of PBSJ as of and for the years ended September 30, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principle, except that PWC’s audit report on the 2003 financial statements of PBSJ contained an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets.

During the years ended September 30, 2003 and 2002 and through July 21, 2004, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in their reports on the September 30, 2003 and 2002 consolidated financial statements.

During the years ended September 30, 2003 and 2002 and through July 21, 2004 there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

PBSJ has provided PWC with a copy of the foregoing statements. Attached as an exhibit is a copy of PWC’s letter dated July 27, 2004 stating its agreement with such statements.

During the years ended September 30, 2003 and 2002 and through the date of appointment of Deloitte, PBSJ has not consulted with Deloitte on any matter or event related to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the registrant’s financial statements.

Item 7(c). Exhibits

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLC to the Securities and Exchange Commission dated July 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The PBSJ Corporation

Dated: July 28, 2004	By:	/s/ W. Scott DeLoach
W. Scott DeLoach
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLC to the Securities and Exchange Commission dated July 27, 2004.